SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                             (Amendment No.     )

Filed by the Registrant x
Filed by a party other than the Registrant o

Check the appropriate box:
o     Preliminary Proxy Statement
o     Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
x     Definitive Proxy Statement
o     Definitive Additional Materials
o Soliciting Material Pursuant to o <section>240.14a-11(c) or o <section>240.14a-12


                           ONSITE ENERGY CORPORATION
               (Name of Registrant as Specified In Its Charter)

      _________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

x  No fee required
o  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
   and 0-11

      1) Title of each class of securities to which transaction applies:_______________________________________________
      2) Aggregate number of securities to which transaction applies:_______________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________
      4)    Proposed maximum aggregate value of transaction:_______
      5)    Total fee paid:________________________________________


o     Fee paid previously with preliminary materials.

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:________________________________
      2)    Form, Schedule or Registration Statement No.:__________
      3)    Filing Party:__________________________________________
      4)    Date Filed:____________________________________________

To the Stockholders of Onsite Energy Corporation:


You are invited to attend the 1997 Annual Meeting of the Stockholders of Onsite Energy Corporation, a Delaware corporation ("Onsite"), to be held on Friday, December 5, 1997, at 8:00 a.m. (California time) at the Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014.

The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read that material carefully.

The Proxy Statement contains important information concerning the election of the Board of Directors, and approval of an amendment to Onsite's 1993 Stock Option Plan. I urge you to give both of these matters your close attention.

I hope that you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Accordingly, I urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

Thank you for your continued commitment to Onsite.



Very truly yours,

ONSITE ENERGY CORPORATION



Richard T. Sperberg
President and Chief Executive Officer

October 28, 1997

                           ONSITE ENERGY CORPORATION
                      701 Palomar Airport Road, Suite 200
                              Carlsbad, CA  92009
                                 (760) 931-2400


               NOTICE OF THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On December 5, 1997


NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of the Stockholders of Onsite Energy Corporation, a Delaware corporation ("Onsite"), will be held on Friday, December 5, 1997, at 8:00 a.m. (California time), at the Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014, for the following purposes, all of which are more completely discussed in the accompanying Proxy
Statement:

     1. To elect three (3) directors of Onsite by holders of Class A Common Stock to hold office until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To approve amendments to Onsite's 1993 Stock Option Plan (i) increasing the number of shares available for grant under the Plan; and (ii) authorizing the Board of Directors to amend the Plan as necessary to comply with applicable federal and state securities law, rules and regulations, and to make discretionary grants of options to non-employee directors of Onsite (and approving grants that were made by the Board of Directors to the non-employee directors in April 1997, subject to stockholder approval); and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Class A Common Stock stockholders of record at the close of business on October 10, 1997, are entitled to notice of and to vote on the above proposals at the 1997 Annual Meeting of the Stockholders.


By Order of the Board of Directors

ONSITE ENERGY CORPORATION



William M. Gary III
Secretary

October 28, 1997


YOU ARE CORDIALLY INVITED TO ATTEND ONSITE'S 1997 ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                              PROXY STATEMENT
                                    of
                         ONSITE ENERGY CORPORATION
                    701 Palomar Airport Road, Suite 200
                            Carlsbad, CA  92009
                               (760) 931-2400

                  Information Concerning the Solicitation

This Proxy Statement is furnished to the stockholders of Onsite Energy Corporation, a Delaware corporation ("Onsite"), in connection with the solicitation of proxies on behalf of Onsite's Board of Directors for use at Onsite's 1997 Annual Meeting of the Stockholders (the "Meeting") to be held on Friday, December 5, 1997, at 8:00 a.m. (California time), at the Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014, and at any and all adjournments thereof. Only stockholders of record on October 10, 1997, will be entitled to notice of and to vote at the Meeting.

The proxy solicited hereby, if properly signed and returned to Onsite and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors and "FOR" the approval of the adoption of a proposal ("Proposal No. 2") to amend Onsite's 1993 Stock Option Plan, and, at the proxy holders' discretion, on such other matters, if any, that may properly come before the Meeting (including any proposal to adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with Onsite written notice of its revocation addressed to the Secretary, Onsite Energy Corporation, 701 Palomar Airport Road, Suite 200, Carlsbad, CA 92009; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing in person at the Meeting and giving the Secretary notice of the stockholder's intention to vote in person.

Onsite will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of Onsite's Class A Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of Onsite may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which Onsite also will bear.

A copy of Onsite's Annual Report on Form 10-KSB for the year ended June 30, 1997, accompanies this Proxy Statement and proxy.

This Proxy Statement and proxy were first mailed to stockholders on or about October 28, 1997.

     Record Date and Voting Rights

Onsite is authorized to issue up to twenty-three million nine hundred ninety-nine thousand (23,999,000) shares of Class A Common Stock, par value $0.001, one thousand (1,000) shares of Class B Common Stock, par value $0.001, and one million (1,000,000) shares of preferred stock, par value $0.001. As of October 10, 1997, ten million nine hundred forty-four thousand one hundred seventy-two (10,944,172) shares of Class A Common Stock were issued and outstanding. No shares of Class B Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are outstanding. Each share of Class A Common Stock shall be entitled to one (1) vote on all matters submitted for stockholder approval. The record date for determination of stockholders of Class A Common Stock entitled to notice of and to vote at the Meeting is October 10, 1997. Onsite's Certificate of Incorporation does not provide for cumulative voting.

The plurality of the votes of the Class A Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors shall elect the nominees for the Board of Directors. The affirmative vote of a majority of the Class A Common Stock present in person or represented by proxy at the Meeting and entitled to vote on Proposal No. 2 (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary to approve Proposal No. 2. Under Delaware law, abstentions and broker non-votes shall be counted for purposes of determining quorum. Broker non-votes, however, will not be counted for purposes of calculating voting power (that is, shares present in person or represented by proxy, and entitled to vote on a measure), but abstentions will be counted towards calculating voting power.


PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL INFORMATION

The authorized number of directors of Onsite is set forth in Article III,
Section 2 of Onsite's Bylaws as not less than five (5) nor more than eleven
(11). The Board of Directors currently has fixed this number at six (6) directors pursuant to the authority vested in the Board by this same section of the Bylaws.

The Board of Directors is divided into two (2) classes of three (3) directors with each class expiring in alternating years. Directors of the first class were elected at the 1996 annual meeting of stockholders (held on December 4, 1996) to hold office for a term expiring at the 1998 annual meeting and until their respective successors have been duly elected and qualified. Two (2) directors of the second class were elected at the 1995 annual meeting (held on November 21, 1995), to hold office for a term expiring at the Meeting and until their respective successors were duly elected and qualified. Accordingly, the directors elected at the Meeting shall hold office for a term expiring at the 1999 annual meeting and until their respective successors have been duly elected and qualified. In December 1994, Mr. David R. Lovejoy resigned as the Chairman of the Board and a director. Mr. Lovejoy was a director in the second class of directors and recently, with the appointment of Ms. Rita A. Sharpe, the Board filled the vacancy created by Mr. Lovejoy's resignation.

Messrs. Charles C. McGettigan and Richard T. Sperberg and Ms. Sharpe currently are directors of Onsite and are nominees to hold office until the 1999 annual meeting. The holders of Onsite's Class A Common Stock will be entitled to vote on the election of Messrs. McGettigan and Sperberg, and Ms. Sharpe.

Unless authority is withheld, the enclosed proxy will be voted for the three (3) nominees proposed by the Board of Directors for election by the holders of Class A Common Stock. In the event that the nominees should unexpectedly decline or be unavailable to act as directors, the enclosed proxy may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will become unavailable, and has no present intention to nominate any person in addition to, or in lieu of, the nominees named below.

The Board of Directors held eleven (11) meetings during the fiscal year ended June 30, 1997, and each director attended all meetings and meetings of committees on which they serve or served, except that Mr. Timothy G. Clark attended at least ninety-one percent (91%) of all meetings and meetings of committees on which he serves. During the 1997 fiscal year, Messrs. McGettigan, H. Tate Holt and Clark comprised the Audit Committee; Messrs. McGettigan and Holt comprised the Compensation Committee; and Messrs. McGettigan, Sperberg and William M. Gary III comprised the Nominating Committee. Mr. McGettigan has served as the Chairman of the Board since December 1994.

The primary functions of the Audit Committee are to review the scope and result of the audit performed by Onsite's independent accountants, Onsite's internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services.

The Compensation Committee administers Onsite's 1993 Stock Option Plan and is comprised only of "disinterested" directors, within the meaning of paragraph (c)(2)(i) of Rule 16b-3, which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Compensation Committee also approves certain employees' compensation.

The Nominating Committee acts as the selection committee to nominate candidates for election to the Board of Directors.

On or about October 24, 1997, Onsite entered into a Stock Subscription Agreement with Westar Capital, Inc. ("Westar Capital"), a wholly-owned subsidiary of Western Resources, Inc., whereby Westar Capital purchased two million (2,000,000) shares of Onsite Class A Common Stock at fifty cents ($0.50) per share and two hundred thousand (200,000) shares of Onsite Series C Convertible Preferred Stock at Five Dollars ($5.00) per share. Under the terms of the Stock Subscription Agreement, Westar Capital has the initial right to elect one (1) director to Onsite's Board of Directors, and has selected Ms. Sharpe.

Further, Westar Capital has entered into a Stockholders Agreement with certain principal stockholders of Onsite that hold, in the aggregate with Westar Capital, more than fifty percent (50%) of the voting stock of Onsite. Under the terms of the Stockholders Agreement, (i) Westar Capital currently shall have the right to nominate a number of directors equal to the number of directors that Westar Capital would have the right to elect if Onsite utilized cumulative voting (and without regard to classes of directors) less one (1) (but not less than one (1) director) and the principal stockholders to the Stockholders Agreement shall vote for Westar Capital's nominees; and (ii) Westar Capital shall vote for the remaining nominees selected by the Nominating Committee.

DIRECTORS NOMINATED FOR ELECTION

The following table sets forth certain information with respect to Messrs. McGettigan and Sperberg and Ms. Sharpe, the individuals nominated by the Board of Directors for election by the holders of Class A Common Stock as directors.


Nominee                          Age               Director Since

Charles C. McGettigan            52                     1993

Richard T. Sperberg              46                     1982 (1)

Rita A. Sharpe                   39                     1997

 (1) Includes time of service with Onsite Energy, a California corporation and predecessor of Onsite ("Onsite-Cal").

BACKGROUND OF NOMINEES

Charles C. McGettigan. Mr. McGettigan has been a director of Onsite since its inception in 1993, and began serving as the Chairman of the Board in December 1994. Mr. McGettigan became a director of Western Energy Management, Inc., currently a wholly-owned subsidiary of Onsite ("Western"), in May 1992. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P., a merchant banking fund. Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm, in 1988. From 1984 to 1988, he was a Principal, Corporate Finance, of Hambrecht & Quist, Inc. He currently serves on the Boards of Directors of digital dictation inc., I-Flow Corporation, Modtech, Inc., NDE Environmental Corporation, Phoenix Network, Inc., PMR Corporation, Sonex Research, Inc. and Wray-Tech Instruments, Inc. Mr. McGettigan is a graduate of Georgetown University, and received his MBA from The Wharton School of Business of the University of Pennsylvania.

Richard T. Sperberg. Mr. Sperberg has been a director, and the Chief Executive Officer and President, of Onsite since its inception in 1993, and currently also serves as the Chief Financial Officer. He has been the Chief Executive Officer of Western since January 1993, and began serving as a director of Western in February 1994. In 1982, Mr. Sperberg co-founded Onsite-Cal, and served as President, Chief Executive Officer and a director until February 1994, when Onsite-Cal and Western reorganized into Onsite. Mr. Sperberg has been involved in project management of energy efficiency, advanced energy technologies, alternative energy and cogeneration projects for twenty (20) years, with specific management experience with Onsite-Cal, the Gas Research Institute, and the U.S. Department of Energy. He holds a Masters of Science in Nuclear Engineering from the University of California, Los Angeles, and a Bachelor of Science in Nuclear Engineering from the University of California, Santa Barbara. Mr. Sperberg previously served on the Boards of Directors of the American Cogeneration Association and the San Diego Cogeneration Association, and currently serves on the Board of Directors of the National Association of Energy Service Companies ("NAESCO"), and as NAESCO's First Vice President.

Rita A. Sharpe. Ms. Sharpe has more than twenty (20) years experience in the electric utility industry. She currently is President of Westar Energy, Inc. ("Westar Energy"), and Westar Capital, both wholly owned subsidiaries of Western Resources, Inc. ("Western Resources"), a full service provider of security, energy and related services based in Topeka, Kansas. Westar Energy provides a variety of energy related products and services, ranging from performance contracting and industrial water treatment to appliance warranty service. Westar Capital holds and manages all of Western Resources unregulated investments. Ms. Sharpe's utility industry experience includes fossil and nuclear power plant design and operation, electric system distribution operations, power system dispatch and wholesale energy trading, as well as development and management of several unregulated businesses. Ms. Sharpe holds a Bachelor of Science in Electrical Engineering from Wichita State University, and a Master of Business Administration from Baker University.

VOTE REQUIRED

The plurality of votes of the shares of Class A Common Stock present in person or represented by proxy and entitled to vote on this measure is required to elect the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES IN THE ELECTION OF DIRECTORS.


PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE ONSITE 1993 STOCK OPTION PLAN

Onsite's 1993 Stock Option Plan (the "Plan") was approved by the stockholders in February 1994, and is administered by the Compensation Committee. At the 1996 annual meeting, stockholders approved an amendment to the Plan increasing the number of shares subject to the Plan by an additional seven hundred fifty thousand (750,000) shares. Under the Plan, as amended, a total of two million nine hundred fifty thousand (2,950,000) shares of Class A Common Stock may be issued, of which two million three hundred fifty-eight thousand three hundred eight (2,358,308) shares were subject to options as of October 16, 1997. The Plan is a "dual plan" that provides for the grant of both Incentive and Nonqualified Stock Options. The majority of options granted to date have been Incentive Stock Options. Subject to stockholder approval, the Compensation Committee and the Board of Directors have approved amendments to the Plan (i) to increase the number of shares subject to the Plan by an additional three hundred fifty thousand (350,000) shares; and (ii) to authorize the Board of Directors to amend the Plan as necessary to comply with applicable federal and state securities law, rules and regulations, and to make discretionary grants of options to non-employee directors of Onsite. A copy of the Plan, as amended, is attached hereto as APPENDIX A.

The purpose of the Plan is to attract and retain the best personnel to Onsite and to give option recipients a greater personal stake in the success of the business. All employees, consultants, officers and directors of Onsite and any subsidiary are eligible for grants of options under the Plan. However, directors serving on the Compensation Committee as disinterested persons currently are not eligible for grants of options except for the non-discretionary options described in the Plan. The amendments to the Plan would increase the number of shares of Class A Common Stock subject to the Plan, and therefore available for grant to eligible individuals, and would allow non-employee directors, including the directors serving on the Compensation Committee as disinterested persons, to be eligible for discretionary grants of options under the Plan.

At a regular meeting of the Board of Directors held on April 23, 1997, the Board of Directors approved the grant, subject to stockholder approval, to each of the non-employee directors (Messrs. McGettigan, Holt and Clark) of options to purchase an additional twenty-five thousand (25,000) shares of Class A Common Stock of Onsite. The exercise price is the fair market value of Onsite Class A Common Stock on the date of the grant, and the term is five (5) years. The Plan currently provides for non-discretionary, or automatic, grants to each non-employee director of options to purchase twenty-five thousand (25,000) shares of Onsite Class A Common Stock on the date he or she becomes a director of Onsite, and on the anniversary of such date thereafter. Non-employee directors receive no other compensation for serving as directors of Onsite. Hence, in light of the compensation (amount and form) typically paid by other public companies to their non-employee directors, this additional grant was intended by the Board of Directors to serve as an immediate incentive to the non-employee directors to continue their service as directors of Onsite. The approval of the above amendments will constitute approval of these discretionary grants to Messrs. McGettigan, Holt and Clark, the non-employee directors of Onsite.

Additionally, currently no amendments may be made to the Plan to increase the limit on the maximum number of shares underlying the options to be granted (except for adjustments resulting from stock splits and similar events), to modify the eligibility requirements, or to increase materially the benefits accruing to participants under the Plan without stockholder approval. The Plan currently can be amended by the Board of Directors without stockholder approval in substantially all other aspects. The amendment to the Plan would allow the Board of Directors to amend the Plan as necessary to comply with applicable federal and state securities laws, rules and regulations even if such amendment otherwise would require stockholder approval because the amendment modifies the eligibility requirements or increases materially the benefits accruing to Plan participants. Any amendment to the Plan that increases the number of shares of stock available for issuance under the Plan nevertheless would continue to require stockholder approval. This amendment would allow the Board of Directors and Compensation Committee to continue to administer the Plan in the usual course of business, amending the Plan as necessary to ensure continued compliance with applicable law.

Except for non-discretionary grants of options, currently the Compensation Committee determines the recipients of options and the terms of options granted, including the exercise price, number of shares subject to the options and the conditions to exercise thereof, and the terms of any direct sales of shares underlying options. The exercise price for all options currently is to be determined by the Compensation Committee, except for non-discretionary options, and except in the case of an Incentive Stock Option to an employee who owns more than ten percent (10%) of all classes of the Onsite voting stock combined, in which case the exercise price will be one hundred ten percent (110%) of fair market value. (The amendment to the Plan would allow the Board of Directors to make discretionary grants of options to non-employee directors of Onsite, and allow the Board to determine the exercise price for such grants.) In no case will the exercise period exceed ten (10) years, and, in the case of an Incentive Stock Option for an employee who owns more than ten percent (10%) of all classes of Onsite's voting stock combined, the exercise period shall not exceed five (5) years.

Currently the Plan can be terminated at any time by the Board of Directors. If the Plan is terminated, options previously granted nevertheless shall continue in accordance with the provisions of the Plan without materially affecting the recipients' rights under such options.

VOTE REQUIRED

The affirmative vote of the majority of shares of Class A Common Stock present in person or represented by proxy and entitled to vote on this measure is required to approve Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO THE ONSITE 1993 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE 1993 STOCK OPTION PLAN, AND AUTHORIZING THE BOARD OF DIRECTORS TO AMEND THE 1993 STOCK OPTION PLAN AS NECESSARY TO COMPLY WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS, RULES AND REGULATIONS, AND TO MAKE DISCRETIONARY GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS OF ONSITE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the persons currently serving as directors of Onsite, whose terms do not expire until the next annual meeting of stockholders in 1999 (Messrs. Gary, Holt and Clark), and certain information with respect to those persons.


Director                         Age                   Director Since

William M. Gary III              46                         1982 (1)

H. Tate Holt                     45                         1994

Timothy G. Clark                 58                         1994

(1)  Includes time of service with Onsite-Cal.

BACKGROUND OF CURRENT DIRECTORS

William M. Gary III. Mr. Gary has been the Executive Vice President, Secretary and a director of Onsite since its inception in 1993. Mr. Gary co-founded Onsite-Cal in 1982, and served as the Chairman of the Board and the Executive Vice President of Onsite-Cal until February 1994, when Onsite-Cal and Western reorganized into Onsite. Mr. Gary has been involved in energy efficiency, alternative energy and cogeneration projects for twenty (20) years. Prior to co-founding Onsite-Cal, Mr. Gary was a consultant with Arco Solar and held numerous management positions with San Diego Gas & Electric in the alternative energy and conservation fields. He currently serves as a member of the Board of Directors of the San Diego Cogeneration Association. Mr. Gary holds a Bachelor of Science in Mechanical Engineering from California Polytechnic University. He is a licensed professional engineer in California and a Certified Energy Manager.

H. Tate Holt. Mr. Holt has been a director of Onsite since May 1994. Mr. Holt currently is the President of Holt & Associates, a corporate growth management consulting firm, and has held that position since July 1990. Previously, from 1987 to 1990, Mr. Holt was Senior Vice President of Automatic Data Processing, Inc. ("ADP"), in Santa Clara, California. Mr. Holt has over twenty (20) years of experience in various senior sales and marketing positions with Fortune 50 and Inc. 500 companies, including IBM, Triad Systems and ADP. He has participated in major restructuring and strategic planning in several divisions of each of these companies. Since 1990, Holt & Associates has assisted its small and medium-sized clients in developing and achieving aggressive growth targets. Mr. Holt currently serves on the Board of Directors of DBS Industries, Inc., and is the author of the book "The Business Doc - Prescriptions for Growth." Mr. Holt holds an A.B. from Indiana University.

Timothy G. Clark. Mr. Clark began serving as a director of Onsite in October 1994. The former President and Chief Executive Officer of KA Industries, Inc., a privately owned corporation that manufactures and sells premium gift baked goods, Mr. Clark currently serves as a consultant to a variety of clients through his own firm, T.G. Clark & Associates. From 1991 to 1994, Mr. Clark was a managing partner at Hankin & Co., a consulting company focusing on business and financial planning, including turnarounds. He currently serves on Board of Directors of Orchids Paper Products Company. Mr. Clark holds an A.B. from the University of Southern California and a Master of Business Administration from the Harvard University Graduate School of Business.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of Onsite. *


Name                             Positions with Onsite          Age               Office Held Since

Charles C. McGettigan            Chairman of the Board          52                     1994

Richard T. Sperberg              President, Chief Executive     46                     1982 (1)
                                 Officer, Chief Financial
                                 Officer

William M. Gary III              Executive Vice President,      46                     1982 (1)
                                 Secretary

Hector A. Esquer                 Vice President                 39                     1991 (1)

Frank J. Mazanec                 Vice President                 49                     1992 (1)

Keith G. Davidson                Vice President                 46                     1994

Hugh E. Schall                   Vice President                 56                     1996


* Michael C. McMurtry served as Vice President of Onsite until his resignation in February 1997, and William G. Gang served as Vice President of Onsite until his resignation in July 1997.

(1)  Includes time of service with Onsite-Cal.

Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. No family relationship exists between any of the officers or directors.

BACKGROUND OF EXECUTIVE OFFICERS

For the business backgrounds of Messrs. McGettigan and Sperberg, see BACKGROUND OF NOMINEES above, and for the business background of Mr. Gary, see BACKGROUND OF CURRENT DIRECTORS above.

Hector A. Esquer. Mr. Esquer is a professional engineer licensed in the states of California and New Mexico. Mr. Esquer joined Onsite-Cal in 1986, and is responsible for the overall management of project implementation. Mr. Esquer previously was a Project Engineer for San Diego Gas & Electric and Fluor Corporation. Mr. Esquer holds a Bachelor of Science in Electrical Engineering from San Diego State University and is a Certified Energy Manager.

Frank J. Mazanec. Since 1992, Mr. Mazanec has been employed by Onsite and its predecessor, Onsite-Cal. Mr. Mazanec is a licensed professional engineer in Colorado. Over the past twenty (20) years, he has developed and managed over One Hundred Million Dollars ($100,000,000) in energy generation, waste management and environmental projects. Prior to joining Onsite-Cal in 1992, Mr. Mazanec served as West Coast Regional Director for Wheelabrator Technologies, which included responsibility for the Spokane and Pierce County, Washington and Baltimore, Maryland, Waste-to-Energy facilities. In 1990, he formed Integrated Waste Management, Inc., through which he served as a consultant to Onsite-Cal until joining Onsite-Cal in 1992. Mr. Mazanec is responsible for managing one of Onsite's internal business units. Mr. Mazanec has a Bachelor of Science in Civil Engineering from the University of Vermont, a Bachelor of Science in Economics and Finance from Fairleigh Dickinson University, and a Master of Business Administration from the University of Southern California.

Keith G. Davidson. Mr. Davidson has been a Vice President of Onsite since 1994, and has over twenty (20) years of diversified management experience in energy and environmental technology, product commercialization and market development. Mr. Davidson is responsible for Onsite's professional services practice and energy services business in Northern California, Texas and the mid-West. Prior to joining Onsite in 1994, Mr. Davidson was Director, Power Generation and Transportation Systems for the Gas Research Institute in Chicago, Illinois, where he led the gas industry's collaborative development programs directed at natural gas growth markets of electric power generation, cogeneration and natural gas vehicles. Mr. Davidson was past President of the American Cogeneration Association, and a member of the American Society of Heating, Refrigerating and Air Conditioning Engineers, and currently serves as the co-Chairman of CADER. He is the recipient of several industry honors, including the Association of Energy Engineers' Cogeneration Professional of the Year in 1989, and was inducted into the American Gas Association's Industrial and Commercial Hall of Flame. Mr. Davidson is responsible for managing one of Onsite's internal business units. He earned a Bachelor of Science in Mechanical Engineering from the University of Missouri and a Master of Science in Mechanical Engineering from Stanford University.

Hugh E. Schall. Mr. Schall joined Onsite in 1996 and is responsible for Onsite's professional and energy services provided to heavy industry. Mr. Schall is a registered Professional Engineer in nineteen (19) states and has designed facilities for the power, oil and gas, chemical, and pulp and paper industries. Prior to joining Onsite, Mr. Schall was an Executive Vice President with HNTB Corporation, where his responsibilities covered the firm's design practice in the Western United States. Mr. Schall was the principal-in-charge of the design that won the 1987 American Consulting Engineers Council's (ACEC) highest award, the "Grand Conceptor," for the I-90 Mt. Baker Ridge Tunnel in Seattle, Washington. This same project also won the American Society of Civil Engineers' (ASCE) and the National Society of Professional Engineers' (NSPE) highest design awards. Mr. Schall's design for the Anti-Siltation Project at the Port of Grays Harbor, Washington, and Paper Recycling Facility for Stone Container at Missoula, Montana, also won ACEC grand awards. He has operated oil, gas and nuclear fired power plants, and has managed recycled pulp and paper operations.
Mr. Schall earned a Bachelor of Science in Engineering from the U.S. Naval Academy, and a Master of Business Administration from Golden Gate University.

DIRECTORS' COMPENSATION

Directors who are not employees of Onsite have not been compensated, other than the grant of stock options, for their service on the Board of Directors. As previously discussed, the non-employee directors currently receive periodic grants of stock options issued under the Plan. Each non-employee director automatically is granted an option to purchase twenty-five thousand (25,000) shares of Onsite Class A Common Stock on the date he or she becomes a director of Onsite, and on the anniversary of such date thereafter. The exercise price is the fair market value of the Onsite Class A Common Stock on the date of becoming a director and on the anniversary date thereafter, as appropriate. Each option when granted is immediately exercisable, and has a five (5) year term. Additionally, as discussed under PROPOSAL NO. 2 above, in April 1997, the Board of Directors approved the grant of additional options to non-employee directors, subject to stockholder approval. Onsite may consider compensating the directors in the future, and possibly retroactively, through payment of a fee in cash or in stock for each meeting of the Board of Directors attended by the directors. The directors do not receive any additional compensation for service on committees of the Board of Directors. Directors' out-of-pocket expenditures currently are reimbursed. Directors who also are officers of Onsite do not receive additional compensation for serving as directors.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid for the past three (3) fiscal years by Onsite and its predecessors for services of Mr. Sperberg (President, Chief Executive Officer and Chief Financial Officer), and the four (4) most highly compensated executive officers:
Messrs. Gary (Executive Vice President and Secretary), Mazanec (Vice President), Davidson (Vice President) and Gang (former Vice President).

SUMMARY COMPENSATION TABLE


                                                                                  Long Term Compensation

                                   Annual Compensation                      Awards                      Payouts

                                                                             Restricted    Securities     LTIP Pay-   All Other
                                                          Other Annual       Stock         Underlying     outs        Compensation
Name and               Fiscal    Salary      Bonus        Compensation       Award(s)      Options         ($)         ($)
Principal Position     Year      ($)         ($)           ($)               ($)            (#)

Richard T. Sperberg    1997      $136,000    $-0-         $15,781 (1)        -0-           356,716 (4)    -0-         $ -0-
CEO and President      1996      $130,000    $13,473      $15,953 (1)        -0-           375,205 (5)    -0-         $ -0-
                       1995      $145,000    $-0-         $7,501 (1)         -0-           -0- (6)        -0-         $ -0-

William M. Gary III    1997      $120,000    $-0-         $7,953 (1)         -0-           78,870 (7)     -0-         $ -0-
EVP and Secretary      1996      $115,000    $4,504       $12,945 (1)        -0-           145,361 (8)    -0-         $ -0-
                       1995      $124,000    $-0-         $8,178 (1)         -0-           -0- (9)        -0-         $ -0-

Frank J. Mazanec       1997      $127,000    $-0-         $64,471 (1) (2)    -0-           277,652 (10)   -0-         $ -0-
Vice President         1996      $120,000    $8,815       $49,663 (1) (2)    -0-           142,904 (11)   -0-         $ -0-
                       1995      $122,167    $-0-         $7,667 (1)         -0-           -0- (12)       -0-         $ -0-

Keith G. Davidson      1997      $102,000    $-0-         $20,838 (1) (2)    -0-           119,118 (13)   -0-         $ -0-
Vice President         1996      $105,000    $1,426       $43,860 (1) (2)    -0-           137,597 (14)   -0-         $ -0-
                       1995      $110,625    $-0-         $5,459 (1)         -0-           -0- (15)       -0-         $ -0-

William G. Gang *      1997      $105,000    $-0-         $39,656 (1) (2)    -0-           35,251 (16)    -0-         $ -0-
Vice President         1996      $100,000    $3,023       (3)                -0-           97,062 (17)    -0-         $ -0-
                       1995      $41,667     $-0-         $33,178 (1) (2)    -0-           70,000 (18)    -0-         $ -0-
                                                          (3)
                                                          $15,775 (1) (2)
                                                          (3)

*    Mr. Gang resigned as Vice President of Onsite effective as of July 9, 1997.

(1) Includes a company car or car expense allowance and premiums for life insurance pursuant to the terms of a written employment agreement (which terminated in February 1997), or pursuant to the terms of an offer of employment or continued employment (See EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS).

(2) Includes commissions paid or advanced in connection with negotiated customer contracts pursuant to the commission policy of Onsite.

(3) Includes temporary living accommodation expense reimbursement pursuant to the offer of employment.

(4) Includes (i) a five year option to purchase 250,000 shares of Class A Common Stock at $0.3251 per share granted on March 13, 1997, subject to vesting:
83,334 shares vest in fiscal year 1998; 83,333 shares vest in fiscal year 1999; and 83,333 shares vest in fiscal year 2000; and (ii) five year options to purchase 42,100 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, and a 10 year option to purchase 64,616 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997 (which options are fully vested).

(5) Includes (i) a five year option to purchase 150,000 shares of Class A Common Stock at $0.28 per share, as repriced on August 9, 1995, subject to vesting as follows: 50,000 shares vested in fiscal year 1995, 50,000 shares vested in fiscal year 1996, and 50,000 shares vested in fiscal year 1997; and
(ii) 10 year options to purchase (a) 52,808 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995; (b) 107,781 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (c) 64,616 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options are fully vested).

(6) Mr. Sperberg previously reported a 10 year option to purchase 150,000 shares of Class A Common Stock at $0.875 per share, which subsequently was relinquished.

(7) Includes (i) a five year option to purchase 25,000 shares of Class A Common Stock at $0.3251 per share granted on March 13, 1997, subject to vesting: 8,334 shares vest in fiscal year 1998; 8,333 shares vest in fiscal year 1999; and 8,333 shares vest in fiscal year 2000; and (ii) five year options to purchase 39,200 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, and a 10 year option to purchase 14,670 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997 (which options are fully vested).

(8) Includes (i) a five year option to purchase 100,000 shares of Class A Common Stock at $0.28 per share, as repriced on August 9, 1995, subject to vesting as follows: 33,334 shares vested in fiscal year 1995, 33,333 shares vested in fiscal year 1996, and 33,333 shares vested in fiscal year 1997; and
(ii) 10 year options to purchase (a) 13,608 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995; (b) 17,083 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (c) 14,670 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options are fully vested).

(9) Mr. Gary previously reported a 10 year option to purchase 100,000 shares of Class A Common Stock at $0.875 per share, which subsequently was relinquished.

(10) Includes (i) a 10 year option to purchase 250,000 shares of Class A Common Stock at $0.2956 per share granted on March 13, 1997, subject to vesting: 83,334 shares vest in fiscal year 1998; 83,333 shares vest in fiscal year 1999; and 83,333 shares vest in fiscal year 2000; and (ii) five year options to purchase 9,300 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, and a 10 year option to purchase 18,352 of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997 (which options are fully vested).

(11) Includes 10 year options to purchase (i) 70,000 shares of Class A Common Stock at $0.25 per share, as repriced on August 9, 1995, subject to vesting as follows: 23,334 shares vested in fiscal year 1995, 23,333 shares vested in fiscal year 1996, and 23,333 shares vested in fiscal year 1997; (ii) 7,736 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995;
(iii) 46,816 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (iv) 18,352 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which above options are fully vested).

(12) Mr. Mazanec previously reported a 10 year option to purchase 70,000 shares of Class A Common Stock at $0.875 per share, which subsequently was relinquished.

(13) Includes 10 year options to purchase (i) 100,000 shares of Class A Common Stock at $0.2956 per share granted on March 13, 1997, subject to vesting as follows: 33,334 shares vest in fiscal year 1998; 33,333 shares vest in fiscal year 1999; and 33,333 shares vest in fiscal year 2000; and
(ii) 19,118 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options are fully vested).

(14) Includes 10 year options to purchase (i) 70,000 shares of Class A Common Stock at $0.25 per share, as repriced on August 9, 1995, subject to vesting as follows: 23,334 shares vested in fiscal year 1995, 23,333 shares vested in fiscal year 1996, and 23,333 shares vested in fiscal year 1997; (ii) 37,072 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995;
(iii) 11,407 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (iv) 19,118 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options are fully vested).

(15) Mr. Davidson previously reported a 10 year option to purchase 70,000 shares of Class A Common Stock at $0.875 per share, which subsequently was relinquished.

(16) Includes 10 year options to purchase (i) 25,000 shares of Class A Common Stock at $0.2956 per share granted on March 13, 1997, subject to vesting as follows: 8,334 shares vest in fiscal year 1998; 8,333 shares vest in fiscal year 1999; and 8,333 shares vest in fiscal year 2000; and (ii) 10,251 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options are fully vested).

(17) Includes 10 year options to purchase (i) 70,000 shares of Class A Common Stock at $0.25 per share, as repriced on August 9, 1995, subject to vesting as follows: 23,334 shares vested in fiscal year 1996, 23,333 shares vested in fiscal year 1997, and, had Mr. Gang continued employment with Onsite, 23,333 shares would have vested in fiscal year 1998; (ii) 5,528 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995; (iii) 11,283 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (iv) 10,251 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options are fully vested).

(18) Represents a 10 year option to purchase 70,000 shares of Class A Common Stock at $0.25 per share, as repriced on August 9, 1995, subject to vesting as follows: 23,334 shares vested in fiscal year 1996; 23,333 shares vested in fiscal year 1997; and, had Mr. Gang continued employment with Onsite, 23,333 shares would have vested in fiscal year 1998.

The following table sets forth options granted by Onsite to the individuals listed in the Summary Compensation Table.

                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                   INDIVIDUAL GRANTS


                     Number of       Percentage of
                     Securities      Total
                     Underlying      Options/SARs
                     Options/SARs    Granted to       Exercise or    Market
                     Granted         Employees        Base Price     Price on Date  Expiration
Name                 (#)             In Fiscal Year   ($/Share)      of Grant       Date

Richard T. Sperberg  250,000         15.5             $0.3251        $0.2956        3/13/02
                       4,000 (1)       *              $0.2956        $0.2956        2/15/99
                      38,100 (1)      2.36            $0.2956        $0.2956        1/13/98
                      64,616 (1)      4.0             $0.2956        $0.2956        5/22/06

William M. Gary III   25,000          1.55             $0.3251        $0.2956        3/13/02
                       3,000 (1)       *               $0.2956        $0.2956        2/15/99
                         500 (1)       *               $0.2956        $0.2956        12/18/97
                      35,700 (1)      2.21             $0.2956        $0.2956        1/13/98
                      14,670 (1)       *               $0.2956        $0.2956        5/22/06

Frank J. Mazanec     250,000         15.5              $0.2956        $0.2956        3/13/07
                       4,000 (1)       *               $0.2956        $0.2956        2/15/99
                         500 (1)       *               $0.2956        $0.2956        12/18/97
                       8,800 (1)      2.22             $0.2956        $0.2956        1/13/98
                      18,352 (1)      1.14             $0.2956        $0.2956        5/22/06

Keith G. Davidson    100,000          6.2              $0.2956        $0.2956        3/13/07
                      19,118 (1)      1.19             $0.2956        $0.2956        5/22/06

William G. Gang       25,000          1.55             $0.2956        $0.2956        3/13/07
                      10,251 (1)       *               $0.2956        $0.2956        5/22/06


(1)  Represents options repriced on March 13, 1997.

*    Less than one percent (1%).

             Aggregated Option/SARs Exercises in Last Fiscal Year and
                      FISCAL YEAR END OPTION/SARS VALUES


                                                         Number of            Value of
                                                         Securities           Unexercised
                       Shares                            Underlying           In-the-Money
                       Acquired                          Unexercised          Options
                       On               Value            Options/SARs at FY   at FY End
                       Exercise         Realized         End (#)              Exercisable/
Name                   (#)              ($)              Exercisable/         Unexercisable
                                                         Unexercisable

Richard T. Sperberg    -0-              -0-              417,305/250,000      $ -0-/-0-

William M. Gary III    -0-              -0-              184,561/25,000       $ -0-/-0-

Frank J. Mazanec       -0-              -0-              156,204/250,000      $ -0-/-0-

Keith G. Davidson      -0-              -0-              137,597/100,000      $ -0-/-0-

William G. Gang        5,528            -0-              33,584/48,333        $ -0-/-0-



                         Ten Year Option/SAR Repricings


                                  Number of       Market Price                            Length of
                                  Securities      of Stock at   Exercise                  Original
                                  Underlying      Time of       Price at Time             Option Term
                                  Options/SARs    Repricing or  of Repricing  New         Remaining at
                                  Repriced or     Amendment ($) or            Exercise    Date of
                                  Amended                       Amendment     Price       Repricing or
Name                 Date          (#)                          ($)           ($)         Amendment

Richard T. Sperberg  8/9/95       150,000         $0.25         $3.75         $0.28       8 yr. 6 mon.
                     3/13/97       38,100         $0.2956       $5.3125       $0.2956     10 mon.
                     3/13/97        4,000         $0.2956       $5.6275       $0.2956     2 yr. 11 mon.
                     3/13/97       64,616         $0.2956       $1.9375       $0.2956     9 yr. 2 mon.

William M. Gary      8/9/95       100,000         $0.25         $3.75         $0.28       8 yr. 6 mon.
                     3/13/97       34,500         $0.2956       $5.3125       $0.2956     10 mon.
                     3/13/97          500         $0.2956       $6.10         $0.2956     9 mon.
                     3/13/97        3,000         $0.2956       $5.6375       $0.2956     2 yr. 11 mon.
                     3/13/97       14,670         $0.2956       $1.9375       $0.2956     9 yr. 2 mon.

Frank J. Mazanec     8/9/95        70,000         $0.25         $3.75         $0.25       8 yr. 6 mon.
                     3/13/97        8,800         $0.2956       $5.3125       $0.2956     10 mon.
                     3/13/97          500         $0.2956       $6.10         $0.2956     9 mon.
                     3/13/97        4,000         $0.2956       $5.6275       $0.2956     2 yr. 11 mon.
                     3/13/97       18,352         $0.2956       $1.9375       $0.2956     9 yr. 2 mon.

Keith G. Davidson    8/9/95        70,000         $0.25         $3.75         $0.25       8 yr. 6 mon.
                     3/13/97       19,118         $0.2956       $1.9375       $0.2956     9 yr. 2 mon.

William G. Gang      8/9/95        50,000         $0.25         $0.75         $0.25       9 yr. 5 mon.
                     3/13/97       10,251         $0.2956       $1.9375       $0.2956     9 yr. 2 mon.



Report of the Board of Directors and the Compensation Committee on the Repricing of Options

As discussed above, the purpose of Onsite's 1993 Stock Option Plan is to attract and retain the best personnel to Onsite and to give option recipients a greater personal stake in the success of the business. With the exercise prices on a number of options held by executive officers at several times the then current market price for Onsite's Class A Common Stock, the Board of Directors and the Compensation Committee believed the purpose of the Plan was not adequately being served. Thus, as an additional incentive to both executive officers and all employees of Onsite, the Board of Directors and the Compensation Committee approved two separate repricings of outstanding options, one in August 1995 and one in March 1997. On August 9, 1995, all outstanding options (held by executive officers and employees) that had been granted between (or were effective as of) February 15, 1994, and the date of the repricing were repriced to the then current market price of Onsite's Class A Common Stock of $0.25 per share. On March 13, 1997, all outstanding options (held by executive officers and employees) with exercise prices of greater than $0.50 were repriced to the then current market price of $0.2956.

Compensation Committee and the
Board of Directors:


   /S/ CHARLES C. MCGETTIGAN
   /S/ RICHARD T. SPERBERG
   /S/ H. TATE HOLT
   /S/ WILLIAM M. GARY III
   /S/ TIMOTHY G. CLARK


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Prior to February 1997, Onsite had employment agreements with the following executive officers:

Mr. Sperberg, to serve as President and Chief Executive Officer; Mr. Gary, to serve as Executive Vice President, Chief Operating Officer and Secretary;
and Messrs. Esquer, Mazanec and Davidson, to serve as Vice Presidents. By their terms, the various employment agreements automatically renewed for one
(1) year terms unless terminated within ninety (90) days of the applicable renewal date, that is, February 15 of each year. In November 1996, Onsite notified the above executive officers that the subject employment agreements would not be renewed, and thus would be terminated effective as of February
15, 1997. The terminations were made for administrative purposes and should not be interpreted as a reflection of the performance by the above executive officers.


ONSITE STOCK OPTION AND COMPENSATION PLANS

ONSITE 1993 STOCK OPTION PLAN

Please see discussion under PROPOSAL NO. 2 above.

ASSUMPTION OF THE OUTSTANDING OPTIONS OF WESTERN

Western Stock Option Plans. Western previously maintained the following stock option plans for Western officers, directors, consultants and employees: the 1990 Amended Non-Statutory Stock Option Plan, and the 1991 Amended Non-Statutory Stock Option Plan (collectively, the "Western Plans"). Options covering an aggregate of five hundred twenty-six thousand nine hundred seventy-three (526,973) shares of Western Common Stock at exercise prices varying from eighty-eight cents ($0.88) to Nine and 63/100 Dollars ($9.63) per share were outstanding under the Western Plans as of February 15, 1994. Pursuant to the reorganization with Onsite-Cal and Western (the "Reorganization"), Onsite assumed each unexpired and unexercised option under the Western Plans, subject to adjustment as to the number of shares of Onsite Class A Common Stock and the exercise price in order to reflect the Reorganization exchange ratio (one (1) share of Onsite Class A Common Stock for five (5) shares of Western Common Stock and five (5) times the original exercise price).

Western Non-Plan Options. Western also had granted options outside of the Western Plans (the "Western Non-Plan Options") covering an aggregate of five hundred fifty-two thousand five hundred (552,500) shares of Western Common Stock at exercise prices varying from One and 6.25/100 Dollars ($1.0625) to One and 22/100 Dollars ($1.22) per share of Western Common Stock, which were outstanding as of December 29, 1993. Pursuant to the Reorganization, Onsite assumed each of the unexpired and unexercised Western Non-Plan Options, subject to adjustment as to the number of shares of Onsite Class A Common Stock and the exercise price in order to reflect the Reorganization exchange ratio (one (1) share of Onsite Class A Common Stock for five (5) shares of Western Common Stock and five (5) times the original exercise price).

Registration. Onsite has filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Onsite Class A Common Stock available under the Plan. The Registration Statement on Form S-4 dated January 11, 1994, covers the shares of Onsite Class A Common Stock issuable upon the exercise of Onsite options created by the assumption by Onsite of the Western Non-Plan Options. No new options will be granted under the Western Plans.

Onsite 401(k) Plan. Since 1990, through its predecessors, Onsite has implemented a 401(k) plan. The Onsite 401(k) plan provides for broad based employee participation and all Onsite employees are eligible to enroll after meeting certain criteria such as the length of employment, hours worked and age. In October 1994, the Board approved an amendment to the Onsite 401(k) plan to provide for a matching contribution of seventy-five percent (75%) of the employees' contribution (up to six percent (6%) of salary, subject to customary limitations on contributions by highly compensated individuals) in the form of Onsite Class A Common Stock.

The shares contributed by Onsite are subject to certain vesting periods.
Certain officers and directors who cease participation in the Onsite 401(k) plan may not participate for at least six (6) months. Further, except in limited distributions such as termination of employment, retirement, disability or death, any Onsite Class A Common Stock distributed to any officer or director from the Onsite 401(k) plan must be held by the participant for six (6) months prior to sale. At the end of Onsite's fiscal year, one hundred twenty-two thousand eight hundred ten (122,810) shares of Onsite Class A Common Stock were earned by all participants of the Onsite 401(k) plan, of which eighty-two thousand five hundred seventy-two (82,572) shares in the aggregate (sixty-two thousand seven hundred thirty-seven (66,737) shares vested) have been earned by Messrs. Sperberg, Gary, Mazanec, Davidson and Gang.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS THEREOF

The following table sets forth certain information with respect to the ownership of Onsite's Class A Common Stock, including Class A Common Stock issuable upon exercise of Options or Warrants exercisable within sixty
(60) days, by (i) those persons known by Onsite to be the beneficial owners of more than five percent (5%) of the total number of outstanding shares of any class entitled to vote; (ii) each director and highly compensated officer; and (iii) all directors and officers of Onsite as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Onsite Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The ownership figures in the table are based on the books and records of Onsite.

                                             Class A Common Stock

Name and Address                         Amount of            Percent of Class
of Beneficial Owner                      Ownership

Timothy G. Clark                         125,000 (1)          1.13
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

Keith G. Davidson                        204,961 (2)          1.84
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

Hector A. Esquer                         600,957 (3)          5.41
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

William M. Gang                          40,145 (4)           *
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

William M. Gary III                      2,378,873 (5)        21.54
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

Gruber & McBaine Capital Mgmt.           3,168,677 (6)        28.05
50 Osgood Place
San Francisco, CA 94133

Jon D. Gruber                            3,272,177 (7)        28.97
50 Osgood Place
San Francisco, CA 94133

H. Tate Holt                             298,082 (8)          2.7
240 Wilson Way
Larkspur, CA 94939

Lagunitas Partners, L.P.
50 Osgood Place                          852,447 (9)          7.77
San Francisco, CA 94133

Frank J. Mazanec                         661,884 (10)         5.91
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

J. Patterson McBaine                     3,275,077 (11)       28.99
50 Osgood Place
San Francisco, CA 94133

Charles C. McGettigan                    2,150,457 (12)       18.84
50 Osgood Place
San Francisco, CA 94133

Proactive Investment Managers, L.P.      1,979,066 (13)       17.57
50 Osgood Place
San Francisco, CA 94133

Proactive Partners, L.P.                 1,889,422 (14)       16.82
50 Osgood Place
San Francisco, CA 94133

Hugh E. Schall                           33,334 (15)          *
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

Richard T. Sperberg                      3,097,605 (16)       26.10
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

Myron A. Wick III                        1,979,066 (17)       17.57
50 Osgood Place
San Francisco, CA 94133

All Directors and Officers as a Group    9,551,171 (18)       70.74
(10 persons)

(1) Includes Options to purchase 50,000, 25,000, 25,000 and 25,000 shares of Class A Common Stock exercisable until January 25, 2001, October 3, 2001, April 23, 2002, and October 3, 2002, respectively.

(2) In addition to 3,430 shares of Class A Common Stock over which Mr. Davidson has sole voting and investment power, the table reflects 170,931 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring August 9, 2005 (70,000 shares), November 20, 2005 (37,072 shares), January 25, 2006 (11,407 shares), May 22, 2006 (19,118 shares), and March 13, 2007 (33,334 shares). Additionally, the table reflects 30,600 shares held by Mr. Davidson's children.

(3) In addition to 67,020 shares of Class A Common Stock over which Mr. Esquer has sole voting and investment power, the table reflects 133,342 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring December 18, 1997 (500 shares), January 13, 1998 (11,100 shares), February 15, 1999 (3,000 shares), August 9, 2005 (50,000 shares), November 20, 2005 (5,528 shares), January 25, 2006 (33,439 shares), May 22, 2006
(13,108 shares), and March 13, 2007 (16,667 shares), and 2,865 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring November 30, 1997, December 18, 1997, January 15, 1998, and June 30, 1999.

     The table also reflects the following securities that all are subject to an Agreement of Stock Purchase and Sale: 379,757 shares of Class A Common Stock, and 17,973 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring November 30, 1997, December 18, 1997,
January 15, 1998, and June 30, 1999.  As previously disclosed, Messrs.
Sperberg, Gary and Esquer have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of Onsite Class A Common Stock received by the sellers, pursuant to the reorganization of Onsite-Cal and Western (the "Reorganization"), with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

(4) Includes 40,145 shares of Class A Common Stock over which Mr. Gang has sole voting and investment power. As previously reported, Mr. Gang resigned as Vice President of Onsite in July 1997.

(5) In addition to 1,725,912 shares of Class A Common Stock over which Mr. Gary has sole voting and investment power, the table also reflects 192,895 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring December 18, 1997 (500 shares), January 13, 1998 (35,700 shares), February 15, 1999 (3,000 shares), August 9, 2005 (100,000 shares), November 20, 2005 (13,608 shares), January 25, 2006 (17,083 shares),
May 22, 2006 (14,670 shares), and March 13, 2002 (8,334 shares), and 82,234 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring November 30, 1997, December 18, 1997, January 15, 1998, April 16, 1998, May 31, 1998, and June 30, 1999. This total does not include shares of Class A Common Stock underlying a warrant issued to Mr. Gary in connection with a loan to Onsite. The table also reflects 142,856 shares held by Mr. Gary's children.

     Additionally the table reflects the following securities that all are subject to an Agreement of Stock Purchase and Sale: 360,525 shares of Class
A Common Stock, and 17,307 shares of Class A Common Stock that may be acquired upon the exercise of Warrants expiring November 30, 1997, December 18, 1997, January 15, 1998, and June 30, 1999. As previously disclosed, Messrs. Sperberg, Gary and Esquer have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of Onsite Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

(6) Gruber & McBaine Capital Management, a California corporation ("Gruber & McBaine"), is a general partner of Lagunitas Partners, L.P., and Proactive Investment Managers, L.P. Consequently, in addition to the 16,400 shares of Class A Common Stock over which Gruber & McBaine has sole voting and investment power, Gruber & McBaine has or shares voting or dispositive power over 2,800,248 shares of Class A Common Stock and 352,029 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, December 17, 1998, April 8, 1998, May 23, 1998, March 1, 1999, June 30, 1999, and September 11, 2002.

(7) Mr. Gruber is a general partner of Gruber & McBaine Capital Management, which is a general partner of Lagunitas Partners, L.P., and Proactive Investment Managers, L.P. Consequently, in addition to 103,500 shares of Class A Common Stock over which Mr. Gruber has sole voting and investment power, Mr. Gruber also has or shares voting or dispositive power over 2,816,648 shares of Class A Common Stock and 352,029 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, December 17, 1998, April 8, 1998, May 23, 1998, March 1, 1999, June
30, 1999, and September 11, 2002.

(8) In addition to 143,082 shares of Class A Common Stock over which Mr. Holt, as President of Holt & Associates, has sole voting and investment power, the table also reflects 125,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring January 25, 2001 (50,000 shares), May 4, 2001 (25,000 shares), April 23, 2002 (25,000 shares), and May 4, 2002 (25,000 shares). Additionally the table reflects 30,000 shares held by Mr. Holt's children.

(9) In addition to 820,477 shares of Class A Common Stock over which Lagunitas Partners, L.P. ("Lagunitas"), has sole voting and investment power, Lagunitas has or shares dispositive power over 31,970 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, and June 30, 1999.

(10) In addition to 47,932 shares of Class A Common Stock over which Mr. Mazanec has sole voting and investment power, the table also reflects 239,538 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring December 18, 1997 (500 shares), January 13, 1998 (8,800 shares), February 15, 1999 (4,000 shares), August 9, 2005 (70,000 shares), November 20, 2005 (7,736 shares), January 25, 2006 (46,816 shares), May 22, 2006 (18,352 shares), and March 13, 2007 (83,334 shares), and 3,562 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring November 30, 1997, December 18, 1997, January 15, 1998, and June 30, 1999.

     The table also reflects the following securities that all are subject to an Agreement of Stock Purchase and Sale: 353,870 shares of Class A Common
Stock, and 16,982 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring November 30, 1997, December
18, 1997, January 15, 1998, and June 30, 1999. As previously disclosed, Messrs. Sperberg, Gary and Esquer have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of Onsite Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

(11) Mr. McBaine is a general partner of Lagunitas Partners, L.P., and Proactive Investment Managers, L.P. Consequently, in addition to the 106,400 shares of Class A Common Stock over which he has sole voting and investment power, Mr. McBaine has or shares voting or dispositive power over 2,816,648 shares of Class A Common Stock and 352,029 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, December 17, 1998, April 8, 1998, May 23, 1998, March 1, 1999, June 30, 1999,
and September 11, 2002.

(12) Includes Options to purchase 75,000, 25,000, 25,000 and 25,000 shares of Class A Common Stock exercisable until January 25, 2001, July 13, 2001, April 23, 2002, and July 13, 2002, respectively. In addition to 21,391 shares of Class A Common Stock in which Mr. McGettigan has sole voting and investment power, Mr. McGettigan is a general partner of Proactive Investment Managers, L.P., and consequently has or shares voting or dispositive power over 1,659,007 shares of Class A Common Stock, and 320,059 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, December 17, 1998, April 8, 1998, May 23, 1998, March 1, 1999, June
30, 1999, and September 11, 2002.

(13) Proactive Investment Managers, L.P., is a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P., and consequently has or shares voting or dispositive power over 1,659,007 shares of Class A Common
Stock and 320,059 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, December 17, 1998, April 8, 1998, May 23, 1998, March 1, 1999, June 30, 1999, and September
11, 2002.

(14) In addition to 1,599,172 shares of Class A Common Stock over which Proactive Partners, L.P. has sole voting and investment power, the table reflects 290,250 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, December 17, 1998, April 8, 1998, May 23, 1998, March 1, 1999, June 30, 1999, and
September 11, 2002.

(15) Includes 33,334 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring November 6, 2006 (16,667 shares), and March 13, 2007 (16,667 shares).

(16) In addition to 1,810,912 shares of Class A Common Stock over which Mr. Sperberg has sole voting and investment power, the table also reflects
500,639 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring January 13, 1998 (38,100 shares), February 15,
1999 (4,000 shares), August 9, 2005 (150,000 shares), November 20, 2005
(52,808 shares), January 25, 2006 (107,781 shares), May 22, 2006 (64,616 shares), and March 13, 2002 (83,334 shares), and 408,222 shares of Class A ommon Stock that may be immediately acquired upon the exercise of Warrants expiring November 30, 1997, December 18, 1997, January 15, 1998, April 16,
1998, May 31, 1998, June 30, 1999, and September 11, 2002. This total does not include shares of Class A Common Stock underlying a warrant issued to Mr. Sperberg in connection with a loan to Onsite. Additionally the table reflects 36,000 shares held by Mr. Sperberg's son.

     The table also reflects the following securities that all are subject to an Agreement of Stock Purchase and Sale: 360,525 shares of Class A Common
Stock and 17,307 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring November 30, 1997, December 18, 1997, January 15, 1998, and June 30, 1999. As previously disclosed, Messrs.
Sperberg, Gary and Esquer have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of Onsite Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

(17) Mr. Wick is a general partner of Proactive Investment Managers, L.P., and consequently has or shares voting or dispositive power over these shares including 1,659,007 shares of Class A Common Stock and 320,059 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 27, 1998, December 17, 1998, April 8, 1998, May 23, 1998, March 1, 1999, June 30, 1999, and September 11, 2002.

(18) Includes the aggregate of ownership of Messrs. Clark, Davidson, Esquer, Gang, Gary, Holt, Mazanec, McGettigan, Schall and Sperberg as set forth in footnotes (1), (2), (3), (4), (5), (8), (10), (12), (15) and (16).

*    Less than one percent (1%).

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Onsite directors, executive officers and persons who own more than ten percent (10%) of Onsite's Class A Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and, as applicable, the American Stock Exchange (the "AMEX") or the National Association of Securities Dealers (the "NASD"). Directors, officers and stock-holders of more than ten percent (10%) of Onsite's Class A Common Stock are required by the SEC regulations to furnish Onsite with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to Onsite, or written representations that such filings were not required, Onsite believes that since July 1, 1996, through the end of its most recent fiscal year, all
Section 16(a) filing requirements applicable to its directors, officers and stockholders of more than ten percent (10%) of Onsite's Class A Common Stock were complied with except as follows: (i) one (1) report (Form 5) covering three (3) transactions inadvertently was filed late by Mr. Holt; (ii) one (1) report (Form 5) covering two (2) transactions inadvertently was filed late by Mr. Clark; and (iii) one (1) report covering one (1) transaction inadvertently was filed late by Mr. Schall. Additionally, Onsite has not received copies of a Form 5 from two (2) former officers of Onsite.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Onsite's Class A Common Stock currently is traded on the NASD Over-the-Counter (OTC) Electronic Bulletin Board. The following table sets forth the high and low prices per share of Class A Common Stock for the quarters ended September 30, 1995 (from August 2, 1995), December 31, 1995, March 31, 1996, June 30, 1996, September 30, 1996, December 31, 1996, March 31, 1997, and
June 30, 1997:


Quarter Ended              High                       Low

September 30, 1995         $ 1                        $ 1/4

December 31, 1995          $ 3/4                      $ 3/8

March 31, 1996             $ 1-3/4                    $ 1/2

June 30, 1996              $ 2-1/2                    $ 1-3/8

September 30, 1996         $ 1-5/8                    $ 1-7/16

December 31, 1996          $ 1/2                      $ 1/2

March 31, 1997             $ 1/4                      $ 1/4

June 30, 1997              $ 1/4                      $ 1/4

As of October 16, 1997, there were approximately two hundred fifteen (215) holders of record of Onsite's Class A Common Stock. Onsite has not paid any dividends on its Common Stock, nor does Onsite anticipate paying dividends on its Common Stock in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Grant of Warrants

In January 1997, Onsite executed an energy services agreement (the "ESA") with a customer to perform an energy analysis and audit on the customer's facilities. A condition of the ESA was that Onsite procure and maintain a payment and performance bond for one hundred percent (100%) of the construction cost set forth in the ESA.

In accordance with the terms and conditions of the ESA, Onsite procured the requisite bonds. In order to obtain the bonds, however, Onsite was required to post an irrevocable letter of credit in the amount of One Hundred Fifty Thousand Dollars ($150,000) in favor of the surety company, and Mr. Sperberg was required to execute personal guarantees and indemnity agreements. The collateral for the letter of credit consists of a deposit of funds posted by Proactive Partners, L.P. ("Proactive"), a shareholder of Onsite. Mr. McGettigan, the Chairman of the Board of Directors of Onsite, is a general partner of Proactive, and Mr. Sperberg is the President, Chief Executive Officer and Chief Financial Officer of Onsite.

In exchange, and as consideration, for the agreement by Proactive to post the necessary collateral for the letter of credit, and by Mr. Sperberg to execute the necessary guarantees and indemnity agreements, Onsite agreed (i) to indemnify each of Proactive and Mr. Sperberg in the event Onsite defaults under the ESA and/or the bonds, and as a result of such default, the surety company seeks to draw on the letter of credit and/or enforce the personal guarantee and indemnity agreement of Mr. Sperberg, which indemnities are to be secured by the assets of Onsite; and (ii) to issue warrants to each of Proactive and Mr. Sperberg to acquire shares of Class A Common Stock of Onsite. Onsite agreed to issue warrants to Proactive representing the right to acquire two hundred thousand (200,000) shares of Class A Common Stock of Onsite at the exercise price of $0.1875 per share, which was the current price of Onsite's Class A Common Stock on the OTC Electronic Bulletin Board at the time of the meeting of the Board of Directors of Onsite held on September 11, 1997, at which meeting this transaction was approved. The number of shares that are the subject of the Proactive warrants represent twenty-five percent (25%) of the amount of the collateral posted by Proactive. Similarly, Onsite agreed to issue warrants to Mr. Sperberg representing the right to acquire three hundred twenty-five thousand nine hundred eighty-eight (325,988) shares of Onsite's Class A Common Stock at the exercise price of $0.1875 per share, which represents six percent (6%) of the aggregate amount of the bonds.

OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Hein + Associates, LLP ("Hein") has served as Onsite's independent accountants since July 1995. Onsite has had no disagreements with the accountants on accounting and financial disclosures. For the fiscal year 1998 the Board of Directors expects to retain Hein; however, the Board may seek competitive bids for its annual audit. A representative of Hein may be present at the Meeting to be available to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board of Directors of Onsite knows of no other matters that may be or are likely to be presented at the Meeting. However, if additional matters are presented at the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the proxy.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in Onsite's Proxy Statement and proxy for Onsite's next annual meeting must meet the requirements of Rule 14a-8 promulgated by the SEC, and must be received by Onsite no later than June 21, 1998.

ADDITIONAL INFORMATION

A copy of Onsite's Form 10-KSB for fiscal year ended June 30, 1997, containing Onsite's 1997 audited financial statements, including the report of its independent public accountants, accompanies this Proxy Statement. Stockholders, however, may obtain additional copies by written request addressed to Onsite's Secretary, William M. Gary III.

ONSITE ENERGY CORPORATION

By Order of the Board of Directors



William M. Gary III
Secretary
Carlsbad, CA
October 28, 1997


APPENDIX A

                           ONSITE ENERGY CORPORATION
                             AMENDED AND RESTATED
                            1993 STOCK OPTION PLAN
                 (amended and restated as of December 5, 1997)


1.   PURPOSE; DEFINITIONS.

     (a) PURPOSE. The purpose of the Plan is to attract, retain and motivate officers, employees, consultants and directors of the Company, or a Subsidiary, by giving them the opportunity to acquire Stock ownership in the Company.

     (b) DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:

          (i)  "Administrator" means the Compensation Committee referred to in
Section 4 in its capacity as administrator of the Plan in accordance with
Section 4.

          (ii) "Board" means the Board of Directors of the Company.

          (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (iv) "Commission" means the Securities and Exchange Commission, and any successor agency.

          (v) "Company" means Onsite Energy Corporation, a Delaware corporation.

          (vi) "Director" shall mean a member of the Board.

          (vii) "Disinterested Person" has the meaning set forth in Rule 16b-3 under the Exchange Act, and any successor definition adopted by the Commission.

          (viii)    "Effective Date" has the meaning set forth in Section 2.

          (ix) "Eligible Person" shall mean in the case of the grant of an Incentive Stock Option, all employees of the Company or a Subsidiary, and in the case of a Nonqualified Stock Option, any director, officer or employee of the Company or other person who, in the opinion of the Board, is rendering valuable services to the Company, including without limitation, an independent contractor, outside consultant or advisor to the Company.

          (x) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          (xi) "Fair Market Value" shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of the Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not reported on the National Market Reporting System, the mean between the closing bid and asked price for the stock on such date, as furnished by the NASD; and
(iv) if the stock is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Administrator for purposes of granting options under the Plan.

          (xii)     "Grant Date" means the date of grant of any Option.

          (xiii) "Incentive Stock Option" shall mean an Option that is an option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

          (xiv) "Nonqualified Stock Option" shall mean an Option that is designated a Nonqualified Stock Option.

          (xv) "Officer" shall mean an officer of the Company and an officer who is subject to Section 16 of the Exchange Act.

          (xvi) "Option" shall mean an option to purchase Stock under this Plan, and shall be designated by the Committee as an Incentive Stock Option or a Nonqualified Stock Option.

          (xvii) "Option Agreement" means the written option agreement covering an Option.

          (xviii)   "Optionee" means the holder of an option.

          (xix) "Plan" means this Onsite Energy Corporation 1993 Stock Option Plan, as amended from time to time.

          (xx) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

          (xxi) "Stock" means the Class A Common Stock, par value $0.001, of the Company, and any successor entity.

          (xxii) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (xxiii)   "Tax Date" means the date defined in Section 7.

          (xxiv) "Vesting Date" means the date on which an Option becomes wholly or partially exercisable.

2. EFFECTIVE DATE; TERM OF PLAN. The Effective Date of this Plan shall be February 14, 1994, the date of shareholder approval of the same, which approval was obtained within twelve (12) months of the date of Board approval of this Plan. This Plan, but not Options already granted, shall terminate automatically ten (10) years after its adoption by the Board, unless terminated earlier by the Board under Section 13. No Options shall be granted after termination of this Plan but all Options granted prior to termination shall remain in effect in accordance with their terms.

3. NUMBER AND SOURCE OF SHARES OF STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 8, the total number of shares of Stock with respect to which Options may be granted under this Plan is 3,300,000 shares of Stock. The shares of Stock covered by any canceled, expired or terminated Option or the unexercised portion thereof shall become available again for grant under this Plan. The shares of Stock to be issued hereunder upon exercise of an Option may consist of authorized and unissued shares or treasury shares.

4. ADMINISTRATION OF THE PLAN. This Plan shall be administered by a committee of at least two (2) members of the Board to which administration of this Plan is delegated by the Board, all of whom shall be Disinterested Persons (the "Compensation Committee"). The "Administrator" shall mean the "Compensation Committee" referred to in this Section 4 in its capacity as administrator of the Plan in accordance with this Section 4. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company, or a Subsidiary, as it deems proper.

     Subject to the express provisions of this Plan, the Administrator shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Optionees under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Optionees without constituting a termination of their employment for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan.

     Any decision or action of the Administrator in connection with this Plan or Options granted or shares of Stock purchased under this Plan shall be final and binding. The Administrator shall not be liable for any division, action or omission respecting this Plan, or any Options granted or shares of Stock sold under this Plan. The Board at any time may abolish the Compensation Committee and revest in the Board the administration of the Plan; provided that all members of the Board at the time of such action must be "Disinterested Persons."

5.   GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT.

     (a) GRANT OF OPTIONS. One (1) or more Options may be granted to any Eligible Person. Subject to the express provisions of the Plan, the Administrator (or the Board of Directors as set forth in subsection (ii) below) shall determine from the Eligible Persons those individuals to whom Options under the Plan shall be granted. Subject to the express provisions of the Plan, each Option so granted shall be designated by the Administrator (or the Board of Directors as set forth in subsection (ii) below) as either a Nonqualified Stock Option or an Incentive Stock Option.

     Subject to the express provisions of the Plan, the Administrator (or the Board of Directors as set forth in subsection (ii) below) shall specify the Grant Date, the number of shares of Stock covered by the Option, the exercise price, and the terms and conditions for exercise of the Options. If the Administrator (or the Board of Directors as set forth in subsection (ii) below) fails to specify the Grant Date, the Grant Date shall be the date of the action taken by the Administrator (or the Board of Directors as set forth in subsection (ii) below) to grant the Option. As soon as practicable after the Grant Date, the Company will provide the Optionee with a written Option Agreement in the form approved by the Administrator (or the Board of Directors as set forth in subsection (ii) below), which sets out the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Option.

          (i) NON-DISCRETIONARY. Effective as of July 13, 1993, a non-employee director of the Company automatically shall be granted Options to purchase twenty-five thousand (25,000) shares of Stock on (i) the date he or she becomes a director; and (ii) each anniversary date of the date he or she became a director. The exercise price of such Options shall be the Fair Market Value on such date. The Options shall have a five (5) year term.

          (ii) DISCRETIONARY. The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of ten (10) years from the Effective Date to officers, employees, consultants and directors of the Company and its Subsidiaries. Additionally, the Board of Directors may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of ten (10) years from the Effective Date to any non-employee director of the Company and its Subsidiaries.

     (b) GENERAL TERMS AND CONDITIONS. Except as otherwise provided herein, the Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

          (i) EXERCISE OF OPTION. In order to exercise all or any portion of any Option granted under this Plan, an Optionee must remain as an officer, employee, consultant or director of the Company, or a Subsidiary, until the Vesting Date. The Option shall be exercisable on or after each Vesting Date in accordance with the terms set forth in the Option Agreement.

          (ii) OPTION TERM.   Each Option and all rights or obligations
thereunder shall expire on such date as shall be determined by the Administrator (or the Board of Directors as set forth in subsection (a) (ii) above), but not later than ten (10) years after the grant of the Option (five
(5) years in the case of an Incentive Stock Option when the Optionee owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company), and shall be subject to earlier termination as hereinafter provided.

          (iii) EXERCISE PRICE. The Exercise Price of any Option shall be determined by the Administrator (or the Board of Directors as set forth in subsection (a) (ii) above), but in the case of Incentive Stock Options shall not be less than one hundred percent (100%) (one hundred ten percent (110%) in the case of an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.

          (iv) METHOD OF EXERCISE. To the extent the right to purchase shares of Stock has accrued, Options may be exercised, in whole or in part, from time to time in accordance with their terms by written notice from the Optionee to the Company stating the number of shares of Stock with respect to which the Option is being exercised and accompanied by payment in full of the exercise price. Payment may be made in cash, certified check or, at the absolute discretion of the Administrator, by non-certified check.

          (v) RESTRICTIONS ON STOCK; OPTION AGREEMENT. At the time it grants Options under this Plan, the Company may retain, for itself or others, rights to repurchase the shares of Stock acquired under the Option or impose other restrictions on such shares. The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the Option. No Option shall be exercisable until after execution of the Option Agreement by the Company and the Optionee.

          (vi) NONASSIGNABILITY OF OPTION RIGHTS. No Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, only the Optionee may exercise an Option.

          (vii)     EXERCISE AFTER CERTAIN EVENTS.

               (1) Termination of Employment/Consulting/Directorship. If for any reason other than permanent and total disability or death (as defined below) an Optionee ceases to be employed by or to be a consultant or director of the Company, or a Subsidiary, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within three (3) months after the date of such termination, or such lesser period specified in the Option Agreement, or such longer period as specified by the Administrator (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement; and (ii) ten (10) years from the Grant Date).

                    If an Optionee granted an Incentive Stock Option terminates employment but continues as a consultant, advisor or in a similar capacity to the Company or a Subsidiary, the Optionee need not exercise the Option within three (3) months of termination of employment but shall be entitled to exercise within three (3) months of termination of services to the Company or the Subsidiary (one (1) year in the event of permanent disability or death), or such longer period as specified by the Administrator. However, if the Optionee does not exercise within three (3) months of termination of employment, the Option will not qualify as an Incentive Stock Option.

               (2) Permanent Disability and Death. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), or dies while employed by the Company, or while acting as an officer, consultant or director of the Company, or a Subsidiary (or if the Optionee dies within the period that the Option remains exercisable after termination of employment or affiliation), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one (1) year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement; and (ii) ten (10) years from the Grant Date).

               (3) Compliance with Securities Laws. The Company shall not be obligated to issue any shares of Stock upon exercise of an Option unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Stock are otherwise in compliance with all applicable securities laws. The Company intends to register the shares of Stock under the federal securities laws and to take whatever other steps may be necessary to enable the shares of Stock to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Stock or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares of the Stock acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the Option.

6.   LIMITATIONS ON GRANT OF INCENTIVE STOCK OPTIONS.

     (a) The aggregate Fair Market Value (determined as of the Grant Date) of the Stock for which Incentive Stock Options may first become exercisable by any Optionee during any calendar year under this Plan, together with that of Stock subject to Incentive Stock Options first exercisable (other than as a result of acceleration pursuant to Section 9(a)) by such Optionee under any other plan of the Company or any Subsidiary, shall not exceed One Hundred Thousand Dollars ($100,000).

     (b) There shall be imposed in the Option Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

     (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

     (d) No Incentive Stock Option may be granted to any person who is not an employee of the Company.

7. PAYMENT OF TAXES. Upon the disposition by an Optionee or other person of shares of an Option prior to satisfaction of the holding period requirements of
Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the Company shall have the right to require such Option or such other person to pay by cash, or check payable to the Company, the amount of any taxes that the Company may be required to withhold with respect to such transactions. Any such payment must be made promptly when the amount of such obligation becomes determinable (the "Tax Date"). The Administrator may, in lieu of such cash payment, withhold that number of shares of the Stock underlying the Option sufficient to satisfy such withholding.

8. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 9, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, an appropriate adjustment of the number and kind of securities with respect to which Options may be granted under this Plan, the number and kind of securities as to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised will be made.

9.   DISSOLUTION, LIQUIDATION, MERGER.

     (a) COMPANY NOT THE SURVIVOR. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property that the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation, combination, reorganization or sale exceeds the exercise price of the Option. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger, consolidation, combination or reorganization, in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised.

     (b) COMPANY IS THE SURVIVOR. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan.

10. SUCCESSOR CORPORATIONS. In the event of a merger in which the Company is not the surviving corporation, the successor entity may assume the obligations under all outstanding Options.

11. SUSPENSION AND TERMINATION. In the event the Board or the Administrator reasonably believes an Optionee has committed an act of misconduct specified below, the Administrator may suspend the Optionee's right to exercise any Option granted hereunder pending final determination by the Board or the Administrator. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Administrator shall act fairly and in good faith, and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf. The determination of the Board or the Administrator shall be final and conclusive.

12. NO RIGHTS AS SHAREHOLDER OR TO CONTINUED EMPLOYMENT. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option. An Optionee shall have no right to vote any shares of Stock, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation, until such Optionee has effectively exercised the Option and fully paid for such shares of Stock. Subject to Sections 8 and 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the shares of Stock has been acquired by the Optionee. The grant of an Option shall in no way be construed so as to confer on any Optionee the rights to continued employment by the Company, or a Subsidiary.

13. TERMINATION; AMENDMENT. The Board may amend, suspend or terminate this Plan at any time and for any reason, but no amendment, suspension or termination shall be made that would impair the right of any person under any outstanding Options without such person's consent not unreasonably withheld; PROVIDED, FURTHER, that any amendment that (i) increases the number of shares of Stock available for issuance under this Plan (except as provided in Sections 8 and 9); (ii) materially changes the class of persons who are eligible for the grant of Options; or (iii) materially increases the benefits accruing to participants under this Plan, shall be subject to the approval of the Company's shareholders; PROVIDED, FURTHER, HOWEVER, that the Board may amend this Plan at any time as necessary to comply with applicable federal and state securities laws, rules and regulation even if such amendment otherwise would require shareholder approval under subsections (ii) and/or (iii) hereof. Shareholder approval shall not be required for any other amendment of this Plan.

14. GOVERNING LAW. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the laws of the State of Delaware.

                       Class A Common Stock
                              PROXY
                    ONSITE ENERGY CORPORATION
              1997 Annual Meeting of Stockholders
                  To Be Held December 5, 1997
   This proxy is solicited on behalf of the Board of Directors

Revoking any such prior appointment, the undersigned, a stockholder of Onsite Energy Corporation ("Onsite"), hereby appoints Charles C. McGettigan and Richard T. Sperberg, and each of them (collectively, the "Proxies"), attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in Onsite at the 1997 Annual Meeting of Stockholders of Onsite to be held at the Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014, on December 5, 1997, at 8:00 a.m. (California time), and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that the Proxies or their substitutes may lawfully do in place of the undersigned as indicated below. In their discretion, the Proxies also are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is indicated for a proposal, this proxy will be voted FOR Proposal Nos. 1 and 2.

1.   Election of Directors.

     FOR all nominees listed below _____         WITHOUT AUTHORITY ____
  (except as marked to the contrary below)   (to vote for all nominees below)

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     Charles C. McGettigan    Richard T. Sperberg     Rita A. Sharpe

2. Proposal to approve an amendment to the Onsite Energy Corporation 1993 Stock Option Plan (i) increasing the number of shares available for grant under the Plan; and (ii) authorizing the Board of Directors to amend the Plan as necessary to comply with applicable federal and state securities laws, rules and regulations, and to make discretionary grants of options to non-employee directors.

     FOR          AGAINST         ABSTAIN

3. Upon any other matters that may properly come before the meeting or any adjournments thereof.

     FOR          AGAINST         ABSTAIN

     Please sign exactly as name appears below.

     Dated: _______________, 1997

     ______________________________________________________________
     Signature
     ______________________________________________________________

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.